23(a)         Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lincoln Benefit Life Company on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 1999 and of our reports dated February 25, 2000 and March 27, 2000 appearing in the Statement of Additional Information on Form N-4 dated April 5, 2000 of Lincoln Benefit Life Company for the year ended December 31, 1999 and Lincoln Benefit Life Variable Annuity Account for the year ended December 31, 1999, respectively. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 5, 2000

             Exhitib 23(b)         Consent of Counsel




Joan E. Boros                                                       202-965-8150


                                            March 30, 2000


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 1 to the Registration Statement No. 33-88045 of Lincoln Benefit Life Variable Annuity Account on Form S-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               Jorden Burt Boros Cichetti Berenson & Johnson LLP

                               /s/ Joan E. Boros
                            By:----------------------
                               Joan E. Boros